   As filed with the Securities and Exchange Commission on October 26, 1995

                                                  Registration 33-89740

--------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                AMENDMENT NO. 3
                                      to
                                   FORM S-3

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                 ABIOMED, Inc.
            -------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                                   Delaware
                      -----------------------------------
        (State or other jurisdiction of incorporation or organization)

                                  04-2743260
                            ----------------------
                     (I.R.S. Employer Identification No.)

                             33 Cherry Hill Drive
                         Danvers, Massachusetts  01923
                                (508) 777-5410
                              -------------------
                       (Address, including zip code, and
                   telephone number, including area code, of
                   registrant's principal executive offices)

                                 John F. Thero
                             33 Cherry Hill Drive
                         Danvers, Massachusetts  01923
                                (508) 777-5410
                              -------------------
                    (Name, address, including zip code, and
                    telephone number, including area code,
                             of agent for service)

         It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                          Donald E. Paulson, Esquire
                        Brown, Rudnick, Freed & Gesmer
                             One Financial Center
                         Boston, Massachusetts  02111
                               _________________

                 Approximate date of commencement of proposed
                  sales to the public:  At any time after the
                   Registration Statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.     [   ]

          If any of the securities being registered on this Form are to be offered on a delay or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend
or interest reinvestment plans, check the following box.     [  X  ]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _____

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _____

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                    PART II

          The Registrant hereby seeks to deregister a total of 451,427 shares of Common Stock, $0.01 par value per share (the "Shares") covered by this Registration Statement. The Shares sought to be deregistered were not sold by Abiomed Limited Partnership but were instead distributed by it to its limited partners on May 26, 1995 (with the exeception of 135 shares which have been retained by the Partnership and which the Partnership has a present intent to hold for investment). Such distribution was pro rata to the partners in proportion to their partnership interest, except that the general partner and special limited partner, as wholly-owned subsidiaries of the Registrant, waived their right to receive any Shares of Registrant stock.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Danvers, Commonwealth of Massachusetts, on the 26th day of October, 1995.

                                  ABIOMED, Inc.

                                  /s/ David M. Lederman
                                  -----------------------------------------
                                  David M. Lederman, Chairman of the Board,
                                  President, Director and
                                  Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

         SIGNATURE                          TITLE                       DATE
                              Chairman of the Board, President,    October 26, 1995
/s/David M. Lederman          Director and Principal Executive
---------------------------   Officer
David M. Lederman

                              Vice President Finance and           October 26, 1995
/s/John F. Thero              Administration (Principal Financial
---------------------------   and Accounting Officer)
John F. Thero

                              Director                             October 26, 1995
           *
---------------------------
W. Gerald Austen

                              Director                             October 26, 1995
           *
---------------------------
Paul Fireman

                              Director                             October 26, 1995
           *
---------------------------
John F. O'Brien

                              Director                             October 26, 1995
           *
---------------------------
Henri A. Termeer


*By:/s/ John F. Thero
    -----------------------
    John F. Thero, as
    attorney-in-fact